AMENDMENT NO. 1
                                       to
                           LOAN AND SECURITY AGREEMENT
                          dated as of December 18, 1997


     THIS AMENDMENT NO. 1 dated as of March 11, 1998 is made by and among SYNTHETIC INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Lenders parties from time to time to the Loan Agreement (as hereinafter defined), and BANKBOSTON, N.A. ("BankBoston"), as the agent (the "Agent") for the Lenders.

                                               Preliminary Statements

                  The Borrower, the Lenders and the Agent are parties to a Loan and Security Agreement dated as of December 18, 1997, (as amended and in effect, the "Loan Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined). The Borrower has acquired the outstanding capital stock of Novocon International, Inc., a Delaware corporation, pursuant to a Stock Purchase Agreement dated February 20, 1998 (the "Stock Purchase Agreement"), between the Borrower and the stockholders of Novocon International, Inc. ("Novocon") named therein, and in accordance with the provisions of Sections 10.11 and 12.4 of the Loan Agreement. The Borrower has requested, and the Lenders and the Agent have agreed, upon and subject to the terms, conditions and provisions of this Amendment, that the definition "Permitted Investments" be amended to permit intercompany loans to be made by the Borrower to certain Subsidiary Guarantors and certain other changes.

                  Accordingly, in consideration of the Loan Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1. Amendments to Loan Agreement. From and after the date hereof, subject to satisfaction of the conditions set forth in Section 2,
Schedule 1.1B - Permitted Investments of the Loan Agreement shall be deleted and replaced by Schedule 1.1B - Permitted Investments in the form attached hereto as Annex A.

                  Section 2. Effectiveness of Amendment. This Amendment shall become effective on the first date (the "Amendment Effective Date") on which the Agent has received each of the following, each in form and substance satisfactory to the Agent and the Required Lenders:

                  (a) seven copies of this Amendment duly executed and delivered by the Borrower and each Lender;

                  (b) the Subsidiary Guaranty duly executed and delivered by the Subsidiary Guarantor;

                  (c) a Subsidiary Security Agreement (the "Subsidiary Security Agreement") duly executed and delivered by the Subsidiary Guarantor;

                  (d) an amendment to the Pledge Agreement duly executed and delivered by the Borrower, together with any and all deliveries contemplated thereby;

                  (e) results of UCC, tax, and judgment lien searches in respect of the Subsidiary Guarantor and evidence, satisfactory to the Agent, that any Liens reflected therein have been discharged or that the Agent is in possession of appropriate releases permitting it to effect such discharge;

                  (f) Financing Statements signed by the Subsidiary Guarantor in appropriate form for filing in each jurisdiction in which such a filing is required to perfect the security interests purported to be created by the Subsidiary Security Agreement;

                  (g) any landlord or mortgagee Lien subordination or waiver agreements as the Agent may request, duly executed and delivered by the respective landlords or mortgagees;

                  (h) a copy of the opinion letter of Sellers' counsel delivered pursuant to the provisions of the Stock Purchase Agreement, addressed to the Agent and the Lenders or accompanied by a letter of such counsel expressly permitting the Agent and the Lenders to rely on the opinions expressed therein;

                  (i) a Subordination Agreement with respect to the obligations of the Borrower pursuant to Section 2.5 of the Stock Purchase Agreement, duly executed by the Borrower and The Sellers' Representative (as defined in the Stock Purchase Agreement);

                  (j) an opinion of counsel for the Borrower as to the due authorization, execution and delivery of this Amendment and the other Loan Documents contemplated hereby to be delivered in connection with the effectiveness hereof by the Borrower or the Subsidiary Guarantor, as to the enforceability of this Amendment, the Loan Agreement as amended hereby and such other Loan Documents, and such other matters related to the Acquisition of the Subsidiary Guarantor or such Loan Document as any Lender through the Agent may reasonably request;

                  (k) a certificate of the Secretary of the Borrower having attached thereto true and correct copies of the Stock Purchase Agreement and each other agreement, instrument, certificate and other document contemplated thereby to be delivered in connection with the consummation of the transactions contemplated thereby;

                  (l) a certificate of the Chief Operating Officer or the Chief Financial Officer of the Borrower to the effect that the Acquisition of the Subsidiary Guarantor has been consummated substantially in accordance with the terms of the Stock Purchase Agreement, without any waiver or modification of any material provision thereof, that after giving effect thereto and to this Amendment, the representations and warranties of the Borrower set forth in the Loan Agreement are true and correct in all material respects and that no Default or Event of Default exists; and

                  (m) such other agreements, certificates, instruments and other documents as any Lender through the Agent may reasonably request in connection with the transactions contemplated hereby.

                  Section 3. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that it has the corporate power and has taken all actions necessary to authorize it to execute and deliver this Amendment and the other documents contemplated to be delivered by it pursuant to this Amendment and to perform its obligations under the Loan Agreement as amended by this Amendment and under such other documents; that this Amendment has been and each such other document when executed and delivered by the Borrower will have been, duly executed and delivered by the Borrower; and that the Loan Agreement as amended hereby and each such other document, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  Section 4. Effect of Amendment. From and after the effectiveness of this Amendment, all references in the Loan Agreement and in any other Loan Document to "this Agreement," "the Loan Agreement," "hereunder," "hereof" and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  Section 5.        Counterpart Execution; Governing Law.

                  (a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                      SYNTHETIC INDUSTRIES, INC.



   [Corporate Seal]                                           By:
                                                                 Name:
ATTEST:                                                 Title:


------------------------------
[Assistant] Secretary
                 BANKBOSTON, N.A., as the Agent and as a Lender


                                      By:
                                                             Stephen Y. McGehee
                                                             Managing Director


                                                           SANWA BUSINESS CREDIT
                                                                CORPORATION


                                       By
                                      Name:
                                                                 Title:


                                                       SOUTHTRUST BANK, NATIONAL
                                                             ASSOCIATION

                                      By:
                                      Name:
                                                                 Title:

                      Schedule 1.1B - Permitted Investments

1. Investments by the Borrower in Debt of any Subsidiary Guarantor, provided that the capital stock of such Subsidiary Guarantor has been pledged to the Agent pursuant to the Pledge Agreement and such Subsidiary Guarantor has granted to the Agent a first priority security interest in substantially all of its assets (other than real property), which security interest is perfected.

2. Investments of Novocon International, Inc., a Delaware corporation, as in effect on the date its capital stock is acquired by the Borrower.